Town Hall: NICE Acquisition David Gustafson, COO, Mattersight April 26, 2018 John Willcutts, Vice President and General Manager, NICE Exhibit 99.3

Legal and Regulatory Disclaimers Important Additional Information and Where to Find It In connection with the proposed acquisition of Mattersight by NICE, NICE will commence a tender offer for all of the outstanding shares of Mattersight’s common stock and preferred stock. Such tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Mattersight, nor is it a substitute for the tender offer materials that NICE will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, NICE will file tender offer materials on Schedule TO with the SEC, and Mattersight will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY MATTERSIGHT’S STOCKHOLDERSBEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to Mattersight’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Mattersight by contacting Mattersight at Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, by phone at 877.235.6925, or by visiting Mattersight’s website (www.mattersight.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. MATTERSIGHT’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Forward-Looking Statements This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Mattersight’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in Mattersight’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Mattersight’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by NICE, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Mattersight. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Mattersight’s expectations as of the date of this report. While Mattersight may elect to update any such forward-looking statements at some point in the future, Mattersight specifically disclaims any obligation to do so, even if our expectations change, except as required by law.

Agenda What is happening? What happens next? Who is NICE? Questions ©2018 Mattersight Corporation. Mattersight Restricted Confidential Information.

Cloud Analytics Omni Channel Artificial Intelligence Advanced Analytics Technology Domain Expertise Blue Chip Customers Persona Based Solutions +

NICE will be able to accelerate our growth Large existing customer base of over 25,000 organizations and distribution scale for up-selling our solutions NICE’s CXone, analytics and WFO offerings enable enhanced product capabilities Financial stability Serves as a force multiplier to our organization, enabling us to reach goals previously unimaginable

What does this mean for our existing products and customers? ©2018 Mattersight Corporation. Mattersight Restricted Confidential Information. NICE is buying us for our existing products and customers…so, it’s business as usual We need to continue focusing on our existing customers in the same manner that we do today, with the same product suite that we provide them today, driving the same business value (hopefully even more) that we drive for them today Our go to market strategy will be the same…to enter new accounts with PBR, but this should be much easier to do with NICE

NICE is well-experienced in maximizing strategic acquisitions NICE’s Customer Engagement Analytics (CEA) organization is built around Nexidia, which was acquired by NICE two years ago. Nexidia’s fantastic success since the acquisition shines a light on how NICE is augmenting its strategic acquisitions: The Customer Engagement Analytics (CEA) line of business, built around Nexidia, has become one of the major growth engines for the entire NICE organization Significant growth in revenue and booking: business has doubled Nexidia’s headcount has more than doubled as additional products were aligned under the organization

Detailed integration plan in the works I will lead our organization after the acquisition with the rest of the management team   We will join NICE’s CEA organization with John Willcutts We will spend the time between now and closing to develop a detailed integration plan that will be shared with you

We are working to minimize the impact to our employees Salary 401K plan Medical benefits Vacation days

Who is NICE?

WELCOME TO

NASDAQ: NICE ~6,000 Employees >85% Fortune 100 customers countries >150 ~1,800 R&D Professionals >35 Local Offices >25,000 Customers

Strong Growth and Execution Record revenue for the quarter and the full year Strong growth reflects across-the-board momentum especially in our strategic pillars of cloud and analytics Recurring revenue accounted for 65% of total revenue in 2017 Record EPS for the quarter and the full year Double digit growth in EPS due to improved gross margin and positive leverage in the business model REVENUES (Non-GAAP, $M)

FINANCIAL CRIME & COMPLIANCE PROTECTING people’s money & assets CUSTOMER ENGAGEMENT Making people’s EXPERIENCES timely & seamless Enabling B2C enterprises to deliver an effortless, consistent and personalized customer experience Protecting and securing organizations and their clients in a digital world

The World’s #1 Cloud Customer Experience Platform one experience one cloud one path one leader TM

ANALYTICS OMNICHANNEL ROUTING WORKFORCE OPTIMIZATION AUTOMATION & AI Extensibility Enterprise- grade Easy Integration Rapid turn-up Turnkey Telephony Elasticity 2 2 2 2

What Analysts Are Saying… Gartner Magic Quadrant: Workforce Engagement Management 2018 The Forrester Wave: Customer Journey Analytics Visioning Platforms, Q3 2017 DMG Consulting: Workforce Engagement Management Market Share 2016 IDC Marketscape: Hosted and Cloud Contact Center Services, 2016

Questions?